EXHIBIT 21.1

LIST OF SUBSIDIARIES OF

LKQ CORPORATION

Subsidiary		Jurisdiction	Assumed Names
1	1323342 Alberta ULC	Alberta
2	1323352 Alberta ULC	Alberta
3	1323410 Alberta ULC	Alberta
4	A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford
5	Accu-Parts LLC	New York
6	Akron Airport Properties, Inc.	Ohio
7	B&D Automotive International, Inc.	New York
8	Bodymaster Auto Parts, Inc.	New Jersey
9	Bodymaster Auto Parts Supply, Inc.	Maryland
10	Budget Auto Parts U-Pull-It, Inc.	Louisiana
11	C.A. Shaw Inc	Ontario
12	Car Body Concepts, Inc.	Florida
13	Chambers Parts Distributors	Maine
14	Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
15	DAP Trucking, LLC	Florida
16	Distribuidora Hermanos Copher Internacional, SA	Costa Rica
17	Double R Auto Sales, Inc.	Florida
18	Fenders and More, Inc.	Tennessee
19	Fit-Rite Body Parts, Inc.	New Jersey
20	FM Acquisition Corporation	Tennessee
21	Global Trade Alliance, Inc.	Ohio
22	Headline Auto Parts Ltd.	Ontario
23	Hermanos Copher Internacional, SA	Guatemala
24	Inteuro Parts Distributors, Inc.	Florida
25	KAI China LLC	Delaware
26	Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
27	Keystone Automotive Industries, Inc.	California
28	Keystone Automotive Industries BC, Inc.	British Columbia
29	Keystone Automotive Industries CDN, Inc.	Ontario
30	Keystone Automotive Industries FL, Inc.	Florida
31	Keystone Automotive Industries MN, Inc.	Minnesota
32	Keystone Automotive Industries Nevada, Inc.	Nevada
33	Keystone Automotive Industries OH, Inc.	Ohio
34	Keystone Automotive Industries ON, Inc.	Ontario
35	Keystone Automotive Industries QC, Inc.	Quebec
36	Keystone Automotive Industries Resources, Inc.	Delaware
37	Keystone Automotive Industries TN, Inc.	Tennessee
38	LKQ 1st Choice Auto Parts, LLC	Oklahoma
39	LKQ 250 Auto, Inc.	Ohio
40	LKQ A&R Auto Parts, Inc.	South Carolina
41	LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More
42	LKQ Apex Auto Parts, Inc.	Oklahoma
43	LKQ Atlanta, L.P.	Delaware	LKQ Carolina
44	LKQ Auto Parts of Central California, Inc.	California
45	LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee
46	LKQ Auto Parts of North Texas, Inc.	Delaware
47	LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas
48	LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
49	LKQ Auto Parts of Utah, LLC	Utah

50	LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store
51	LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast
52	LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
53	LKQ Broadway Auto Parts, Inc.	New York
54	LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida
55	LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida
56	LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida
57	LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida
58	LKQ Crystal River, Inc.	Florida	LKQ Fort Myers
59	LKQ Delaware LLP	Delaware
60	LKQ Dominion Auto Recycling, Inc.	Ontario
61	LKQ Foster Auto Parts, Inc.	Oregon	LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking
62	LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
63	LKQ Foster Auto Parts Westside LLC	Oregon
64	LKQ Gorham Auto Parts Corp.	Maine
65	LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts
66	LKQ Heavy Truck-Texas Best Diesel, LP	Texas
67	LKQ Holding Co.	Delaware
68	LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
69	LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas
70	LKQ Management Company	Delaware
71	LKQ Metro, Inc.	Illinois
72	LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage
73	LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
74	LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
75	LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend
76	LKQ of Michigan Inc.	Michigan
77	LKQ of Nevada, Inc.	Nevada
78	LKQ of Tennessee, Inc.	Tennessee
79	LKQ Online Corp.	Delaware
80	LKQ Ontario LP	Ontario
81	LKQ Penn-Mar, Inc.	Pennsylvania
82	LKQ Pintendre Auto, Inc.	Quebec
83	LKQ Powertrain, Inc.	Delaware
84	LKQ Raleigh Auto Parts Corp.	North Carolina
85	LKQ Route 16 Used Auto Parts, Inc.	Massachusetts
86	LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina
87	LKQ Savannah, Inc.	Georgia
88	LKQ Self Service Auto Parts-Memphis LLC	Tennessee
89	LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma
90	LKQ Self Service Auto Parts-Holland, Inc.	Michigan
91	LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan
92	LKQ Smart Parts, Inc.	Delaware
93	LKQ Triplett ASAP, Inc.	Ohio
94	LKQ U-Pull-It Damascus, Inc.	Oregon	U-Pull-It Auto Damascus
95	LKQ U-Pull-It Tigard, Inc.	Oregon
96	LKQ West Michigan Auto Parts, Inc.	Michigan
97	Michael Auto Parts, Incorporated	Florida
98	Mid-State Aftermarket Body Parts, Inc.	Arkansas
99	Northern Light Refinishing Inc.	Michigan
100	Pennsylvania Collision Parts LLC	Pennsylvania

101	Pick-Your-Part Auto Wrecking	California
102	Potomac German Auto, Inc.	Maryland
103	Potomac German Auto South, Inc.	Florida
104	Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC
105	Quality Body Parts, Inc.	Connecticut
106	Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California
107	Scrap Processors, LLC	Illinois
108	Speedway Pull-N-Save Auto Parts, LLC	Florida	LKQ Self Service Auto Parts of Daytona, LLC
109	Supreme Auto Parts, Inc.	Pennsylvania
110	Transmetco Corporation	Indiana
111	Transwheel Corporation	Indiana
112	U-Pull-It, Inc.	Illinois
113	U-Pull-It, North, LLC	Illinois